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                                      EXHIBIT A

                                JOINT FILING AGREEMENT


              WT Investments, Inc., Wilmington Trust Company and Wilmington Trust Corporation (the "Filing Persons") hereby agree to file jointly a
     Schedule 13D and any amendments thereto relating to the common stock, $.001 par value per share, of JW Charles Financial Services, Inc., a Florida corporation, as permitted by Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended. Each of the Filing Persons agrees that the information set forth in Schedule 13D and any amendments thereto with respect to that Filing Person will be true, complete and correct as of the date of that Schedule 13D or that amendment, to the best of that Filing Person's knowledge and belief, after reasonable inquiry. Each of the Filing Persons makes no representations as to the accuracy or adequacy of the information set forth in the Schedule 13D or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall notify the other Filing Person promptly if any of the information set forth in the Schedule 13D or any amendments thereto becomes inaccurate in any material respect or if that person learns of information which would require an amendment to the Schedule 13D.

              IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 26th day of January, 1996.

                                       WT INVESTMENTS, INC.

                                          /s/ Ted T. Cecala
                                       By: -----------------------
                                          Ted T. Cecala
                                          Vice President


                                       WILMINGTON TRUST COMPANY

                                          /s/ Ted T. Cacala
                                       By:------------------------
                                          Ted T. Cecala
                                          Vice Chairman

                                       WILMINGTON TRUST CORPORATION

                                          /s/ Ted T. Cecala
                                       By:------------------------
                                          Ted T. Cecala
                                          Vice Chairman
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